Exhibit 99.1


                COMPETITIVE TECHNOLOGIES REACHES CLAIMS AGREEMENT
                             WITH INSURANCE PROVIDER


FAIRFIELD, CT - (October 13, 2004) - Competitive Technologies, Inc. (AMEX:CTT) confirmed today that Federal Insurance Company (Federal) of Warren, New Jersey has agreed to settle the litigation brought by CTT concerning CTT's directors' and officers' liability insurance policy with Federal. A payment is being made by Federal to CTT as settlement of a claim for expenses previously recorded in CTT's financial statements. The litigation concerns costs incurred by CTT relating to an SEC investigation of the company's 1998 stock buyback program. Federal also confirms that it will cover liabilities incurred in the SEC litigation going forward under the terms of the D&O policy.

"We are pleased to continue our relationship with Federal and to have resolved this matter," said Paul A. Levitsky, CTT's VP and General Counsel.

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, digital, nano, and physical sciences developed by universities, companies and inventors. The global market for technology transfer services is estimated at $150 billion annually. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net

Statements about our future expectations, including development and regulatory plans, and all other statements in this document other than historical facts are "forward-looking statements" within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. These statements involve risks and uncertainties inherent in our business, including those set forth under the caption "Risk Factors" in our Prospectus filed with the SEC on May 6, 2004 under Rule 424 (b)(3) of the Securities Act of 1933, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:   Johnnie D. Johnson, Strategic IR, Inc.
                       Tel. (212) 754-6565; Fax (212) 754-4333
                       E-mail: jdjohnson@strategic-ir.com
                       E-mail: ctt@competitivetech.net